EXHIBIT 99.8

For Immediate Release SX Venture Exchange – MDW NYSE MKT - MDW

June 26, 201

MIDWAY GOLD ANNOUNCES TERMS OF US$15,040,000 UNIT OFFERING

VANCOUVER, BRITISH COLUMBIA - Midway Gold Corp. ("Midway" or the "Company") (TSX VENTURE:MDW) (NYSE MKT:MDW) announces that, further to its news release dated June 25, 2012, it has entered into an underwriting agreement with a syndicate of underwriters co-led by RBC Capital Markets and Haywood Securities Inc. and including Stifel Nicolaus Canada Inc. (collectively, the "Underwriters"), whereby the Underwriters have agreed to purchase 11,750,000 units (the "Units") at a price of US$1.28 per Unit for gross proceeds of US$15,040,000 (the "Offering"). Each Unit consists of one common share of the Company and one-half of one common share purchase warrant.  Each whole warrant (a "Warrant") will entitle the holder to purchase one common share of the Company for a period of 18 months following the closing of the Offering (the "Closing") at a price of US$1.85.  The Company can accelerate the expiry of the Warrants to a date 30 days after giving notice to the holders thereof in the event the Company's common shares trade at a closing price on the NYSE MKT of greater than US$2.10 for a period of 20 consecutive trading days following the Closing.

The Company has granted the Underwriters an over-allotment option (the "Over-Allotment Option") to purchase additional Units and/or additional Warrants on the same terms as the Offering, in an amount equal to up to 15% of the number of Units sold pursuant to the Offering, exercisable at any time up to 30 days from and including the Closing. If the Over-Allotment Option is exercised in full, the total gross proceeds to Midway will be US$17,296,000.

Closing is expected to occur on or about July 6, 2012 and is subject to receipt of all necessary regulatory approvals, including the approval of the TSX Venture Exchange and the NYSE MKT.

Midway intends to use the net proceeds of the Offering to advance its projects and for general corporate purposes (including property maintenance fees) as detailed in the Company's final prospectus supplement relating to the Offering (the "Prospectus Supplement").

The Prospectus Supplement to the Company's short form base shelf prospectus dated April 21, 2011 filed with the securities commissions in British Columbia, Alberta and Ontario (the "Shelf Prospectus") and the base shelf prospectus as part of an effective registration statement on Form S-3 filed with the Securities and Exchange Commission ("Shelf Registration Statement") containing important information relating to these securities, will be filed with the securities commissions in British Columbia, Alberta and Ontario and in the United States with the Securities and Exchange Commission.  Copies of the Prospectus Supplement will be available at www.sedar.com and www.sec.gov, and may be obtained in Canada from RBC Capital Markets, Attention: Distribution Centre, 277 Front St. W., 5th Floor, Toronto, Ontario M5V 2X4 (fax: 416-313-6066) or from Haywood Securities Inc., Attention: Michelle Jankovich, Suite 700-200 Burrard Street, Vancouver, BC V6C 3L6  (fax: 604-697-7498) and in the United States from RBC Capital Markets, LLC, Attention: Prospectus Department, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098 (phone: 877-822-4089); (fax: 212-428-6260).

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Prospectus Supplement, the Shelf Prospectus or the Shelf Registration Statement.

ON BEHALF OF THE BOARD
Kenneth A. Brunk
Kenneth A. Brunk, Chairman, President, and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to design, build, and operate mines in a manner accountable to all stakeholders while producing an acceptable return to its shareholders.

This press release contains "forward-looking statements" and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to, the gross proceeds of the Offering, closing of the Offering and exercise of the Over-Allotment Option and use of proceeds. Such forward-looking statements and forward-looking information reflect our current views with respect to future use of proceeds and are subject to certain risks, uncertainties and assumptions, including but not limited to risks related to delays in closing, the receipt of regulatory approvals and changes in market conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.

Neither the TSX Venture Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.